Exhibit 99.1

Tesla’s Acquisition of SolarCity Receives Shareholder Approval

Tesla’s shareholders have overwhelmingly approved our acquisition of SolarCity. Excluding the votes of Elon and other affiliated shareholders, more than 85% of shares voted were cast in favor of the acquisition. With SolarCity’s shareholders also having approved the acquisition, the transaction will be completed in the coming days.

We would like to thank our shareholders for continuing to support our vision for the future. We look forward to showing the world what Tesla and SolarCity can achieve together.